FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

UNION NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
Section 1. Registrants Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Union National Financial Corporation (the “Company”) entered into a Rights Agreement with Registrar and Transfer Company, dated as of August 27, 2007 (the “Rights Agreement”). Pursuant to the Agreement, the Board declared a dividend distribution of one right for each outstanding share of common stock, par value $0.25 per share, of the Company to be distributed on September 15, 2007 to shareholders of record at the close of business on September 10, 2007. Each right entitles the registered holder to purchase from the Company one share of common stock at a price of $50.00 per share (the “Purchase Price”), subject to adjustment. The description and terms of the rights are set forth in a rights Agreement.

Initially, the rights will be evidenced by all common stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. The rights will separate from the common stock and a be distributed upon the occurrence of the earlier of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock (the “Stock Acquisition Date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of common stock. Until the separation and distribution of rights, (i) the rights will be evidenced by the related common stock certificates and will be transferred with and only with the related common stock certificates, (ii) new common stock certificates issued after September 10, 2007 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by such certificates. As soon as practicable following the separation and distribution of rights, separate certificates evidencing the rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the separation and distribution of rights and, thereafter, such separate Rights Certificates alone will evidence the rights.

The rights are not exercisable until the separation and distribution of rights and will expire at the close of business on September 15, 2010 unless earlier redeemed by the Company as described below.

In the event that (i) an Acquiring Person merges into the Company and the Company is the surviving corporation, (ii) an Acquiring Person effects a statutory share exchange, (iii) an Acquiring Person transfers any assets to the Company in exchange for shares of stock or securities convertible for shares of stock, (iv) an Acquiring Person enters into a transaction involving the Company at conditions less favorable than an arm’s length negotiation, or (v) any Person becomes the beneficial owner of 15% or more of common stock, then the Rights Agreement provides that proper provision shall be made so that each holder of a right may exercise the right and receive common stock of the Company having a value equal to twice the exercise price of the right.

For example, at an exercise price of $50.00 per right, each right not owned by an Acquiring Person (or by certain related parties of the Acquiring Person) following an event set forth in the preceding paragraph would entitle its holder to purchase $100.00 worth of common stock (or other consideration, as noted above) for $50.00.

In the event that, at any time following the separation and distribution of rights, (i) the Company is acquired in a merger or consolidation which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its common stock is changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a right shall thereafter have the right to receive, upon exercise of the right, common stock or other consideration of the acquiring company having a value equal to two (2) times the exercise price of the right.

Notwithstanding any of the foregoing, following the occurrence of a separation and distribution of rights (the “Triggering Events”), any rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

The purchase price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event the Company shall at any time after the date of the Rights Agreement (i) declare a dividend on the common stock payable in shares of Common Stock, (ii) subdivide or split the outstanding common stock, (iii) combine the outstanding common stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of he common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation).

No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares will be issued upon exercise of a right and, in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date prior to the date of exercise.

At any time until ten (10) business days following the Stock Acquisition Date or prior to September 15, 2010, the Board of Directors may cause the Company to redeem the rights in whole, but not in part, at a price of $0.001 per right. However, if the Board of Directors of the Company authorizes redemption of the rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be at least five Continuing Directors then in office and such authorization requires the concurrence of a majority of such Continuing Directors: (i) such authorization occurs on or after the time a person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change in a majority of the directors resulting from a proxy solicitation if the solicitor (or any participant in the solicitation) indicates an intention to become an Acquiring Person or to cause a Triggering Event. Thereafter, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of common stock in a transaction or series of transactions not involving the Company and there is then no other Acquiring Person.

The term “Continuing Directors” means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any affiliate or associate of an Acquiring Person, or any representative of an Acquiring Person or of an affiliate or associate of an Acquiring Person.

Immediately upon the action of the Board of Directors of the Company, with, where required, the concurrence of the Continuing Directors, ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price. Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights Agreement and related press release are attached hereto as Exhibits 4 and 99.1, respectively, and are incorporated herein by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

4	Rights Agreement between Union National Financial Corporation and Registrar and Transfer Company, dated August 27, 2007.

99.1	Press Release, of Union National Financial Corporation announcing adoption of Shareholder Rights Plan.

99.2	Letter to shareholders announcing adoption of Shareholder Rights Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION (Registrant)

Dated:	August 30, 2007	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Document
4	Rights Agreement between Union National Financial Corporation and Registrar and Transfer Company dated August 27, 2007
99.1	Press Release, of Union National Financial Corporation announcing adoption of Shareholder Rights Plan.
99.2	Letter to shareholders announcing adoption of Shareholder Rights Plan.